                                                                      EXHIBIT 12

                             RALPHS GROCERY COMPANY
                   (FORMERLY FOOD 4 LESS SUPERMARKETS, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                   52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       31 WEEKS ENDED
                                   JUNE 27, 1992        JUNE 26, 1993        JUNE 25, 1994       JANUARY 29, 1995
                                 ------------------   ------------------   ------------------   ------------------
                                             FIXED                FIXED                FIXED                FIXED
                                 EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                 --------   -------   --------   -------   --------   -------   --------   -------
Income (loss) before provision
  for income taxes and
  extraordinary charges......... $(25,555)  $    --   $(25,936)  $    --   $    --    $    --   $(11,500)  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred
  financing costs...............   70,211    70,211     69,732    69,732    68,250     68,250     42,222    42,222
Interest factor in rent
  expense(1)....................   15,569    15,569     14,835    14,835    16,596     16,596     11,153    11,153
                                 --------   -------   --------   -------   -------    -------   --------   -------
                                 $ 60,225   $85,780   $ 58,631   $84,567   $84,846    $84,846   $ 41,875   $53,375
                                 ========   =======   ========   =======   =======    =======   ========   =======
Ratio of earnings to fixed
  charges.......................       --                   --                 1.0                    --
                                 ========             ========             =======              ========
Deficiency of earnings to cover
  fixed charges................. $ 25,555             $ 25,936             $    --              $ 11,500
                                 ========             ========             =======              ========

---------------

(1) Calculated as one-third of minimum rent expense:

                                                                                                31 WEEKS ENDED
                                    52 WEEKS ENDED      52 WEEKS ENDED      52 WEEKS ENDED        JANUARY 29,
                                     JUNE 27, 1992       JUNE 26, 1993       JUNE 25, 1994           1995
                                    ---------------     ---------------     ---------------     ---------------
Minimum rent.......................     $46,706             $44,504             $49,788             $33,458
Interest factor....................          /3                  /3                  /3                  /3
                                        -------             -------             -------             -------
                                        $15,569             $14,835             $16,596             $11,153
                                        =======             =======             =======             =======

                             RALPHS GROCERY COMPANY
                   (FORMERLY FOOD 4 LESS SUPERMARKETS, INC.)

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                               52 WEEKS ENDED        53 WEEKS ENDED        12 WEEKS ENDED       12 WEEKS ENDED
                              JANUARY 28, 1996      FEBRUARY 2, 1997       APRIL 21, 1996       APRIL 27, 1997
                            --------------------   -------------------   ------------------   -------------------
                                         FIXED                 FIXED                 FIXED                FIXED
                            EARNINGS    CHARGES    EARNINGS   CHARGES    EARNINGS   CHARGES   EARNINGS   CHARGES
                            ---------   --------   --------   --------   --------   -------   --------   --------
Income (loss) before
  provision for income
  taxes and extraordinary
  charges.................  $(259,617)  $     --   $(93,791)  $     --   $(31,981)  $    --   $(11,995)  $     --
Add Fixed charges:
Interest expense including
  amortization of deferred
  financing costs.........    178,774    178,774    248,428    248,428     56,084    56,084     57,041     57,041
Interest factor in rent
  expense(1)..............     32,584     32,584     48,700     48,700      9,873     9,873     12,099     12,099
                            ---------   --------   --------    -------   --------   -------   --------   --------
                            $ (48,259)  $211,358   $203,337   $297,128   $ 33,976   $65,957   $ 57,145   $ 69,140
                            =========   ========   ========    =======   ========   =======   ========   ========
Ratio of earnings to fixed
  charges.................         --                    --                    --                   --
                            =========              ========              ========             ========
Deficiency of earnings to
  cover fixed charges.....  $ 259,617              $ 93,791              $ 31,981             $(11,995)
                            =========              ========              ========             ========

---------------

(1) Calculated as one-third of minimum rent expenses.

                             52 WEEKS ENDED        53 WEEKS ENDED      12 WEEKS ENDED      12 WEEKS ENDED
                            JANUARY 28, 1996      FEBRUARY 2, 1997     APRIL 21, 1996      APRIL 27, 1997
                           -------------------   ------------------   ----------------   ------------------
Minimum rent..............       $97,752              $146,101            $ 29,620            $ 36,298
Interest factor...........            /3                    /3                  /3                  /3
                                 -------              --------             -------             -------
                                 $32,584              $ 48,700            $  9,873            $ 12,099
                                 =======              ========             =======             =======

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(a)
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                             52 WEEKS        52 WEEKS        52 WEEKS
                                                               ENDED           ENDED           ENDED
                                                            JANUARY 31,     JANUARY 30,     JANUARY 29,
                                                               1993            1994            1995
                                                            -----------     -----------     -----------
Earnings before income taxes, cumulative effect of change
  in accounting and extraordinary item....................   $   2,792       $  30,317       $  32,118
Add:
  Portion of rents representative of the interest
     factor...............................................      17,745          19,218          19,467
  Capitalized interest....................................       1,074             740             325
  Interest expense........................................     125,611         108,755         112,651
                                                            -----------     -----------     -----------
  Earnings as adjusted....................................   $ 147,222       $ 159,030       $ 164,561
                                                              ========        ========        ========
Fixed charges:
  Interest expense........................................     125,611         108,755         112,651
  Capitalized interest....................................       1,074             740             325
  Portion of rents representative of the interest
     factor...............................................      17,745          19,218          19,467
                                                            -----------     -----------     -----------
  Total fixed charges.....................................   $ 144,430       $ 128,713       $ 132,443
                                                              ========        ========        ========
Ratio of earnings to fixed charges........................        1.02            1.24            1.24
                                                              ========        ========        ========

---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings before income taxes, cumulative effect of change in accounting, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).